Exhibit 99.1
Tidelands Royalty Trust ‘B’
TIDELANDS ROYALTY TRUST ‘B’
ANNOUNCES THIRD QUARTER CASH DISTRIBUTION
     DALLAS, Texas, September 18, 2007 — Bank of America, N.A., as Trustee of Tidelands Royalty Trust ‘B’ (OTC BB: TIRTZ.OB), today declared a quarterly cash distribution to the holders of its units of beneficial interest of $.848988 per unit, payable on October 12, 2007, to unit holders of record on September 28, 2007. Tidelands’ distributions to unitholders are determined by royalties received up to the date the amount is declared. There is a delay of about three months between the month of production and the time of payment.
* * *

Contact:	Ron E. Hooper
Senior Vice President
Bank of America, N.A.
Toll Free — 800.985.0794